Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2007 with respect to the financial statements of Miami Valley Steel Services, Inc. as of and for the year ended December 31, 2004 included in Registration Statement No. 333-142822 on Form S-4 of Clayton Acquisition Corporation.

/s/ Murray Wells Wendeln & Robinson CPAs, Inc.

January 14, 2008

Piqua, Ohio